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                                                                    EXHIBIT 10.2

                                                                  EXECUTION COPY

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of the 7th day of September, 2000, between CAPITALSOURCE HOLDINGS LLC, a limited liability company formed under the laws of the State of Delaware (the "Company"), and JOHN K. DELANEY (the "Executive").

                                  INTRODUCTION

         The Company and the Executive desire to enter into an employment agreement embodying the terms and conditions of the Executive's employment.

         NOW, THEREFORE, the parties agree as follows:

1.       DEFINITIONS.

         As used herein the following terms shall have the meaning specified in this Section 1. Capitalized terms used but not defined herein shall have the meanings specified in the Operating Agreement.

         (a) "Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such "control" will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person. Notwithstanding the generality of the foregoing, "Affiliate" shall include, with respect to any Person, an "associate" of such Person (as such term is used and defined in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended).

         (b) "Applicable Period" means the period of the Executive's employment hereunder and continuing until the latest of (i) December 28, 2002,
(ii) eighteen (18) months after the date on which Executive is no longer an Executive Manager (within the meaning of the Operating Agreement), (iii) eighteen (18) months after termination of his employment with the Company and
(iv) eighteen (18) months after the end of the period with respect to which Executive is receiving base salary under this agreement. Notwithstanding the foregoing, the Applicable Period shall terminate upon the earlier of (A) termination of the Company's business or (B) six (6) months, in each case following the election of the Majority-in-Interest of the Preferred Members to liquidate and dissolve the Company under Section 5.2 of the Company's Operating Agreement (but shall not terminate if the Company's business continues through a successor or otherwise), each a "Voluntary Dissolution".

         (c)      "Area" means the United States.

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         (d)      "Board" means the Board of Managers of the Company.

         (e) "Business of the Company" means the business of providing the types of loans to and investments in small to mid-sized growth companies described in Section V of the Business Plan attached as Exhibit B to the Operating Agreement of the Company, using both a traditional and an Internet origination and customer service platform, and any other material business conducted by the Company or its subsidiaries from time to time.

         (f) "CapitalSource Entities" means the Company and each of its Subsidiaries.

         (g) "Cause" means the occurrence of any of the following events with respect to the Executive:

                  (i) a conviction of or plea of nolo contendere to a felony (other than in connection with a traffic violation) or the commission of any other crime involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries,

                  (ii) repeatedly reporting to work under the influence of alcohol to the extent that he is unable to properly perform his duties under this Agreement or the Operating Agreement or other repeated conduct causing the Company and its Subsidiaries repeated public disgrace or disrepute,

                  (iii) the use of illegal drugs (whether or not at the work place),

                  (iv) substantial, intentional and repeated failure to perform the reasonable, legal and ethical directives of the Board of Managers relating to his duties under the Operating Agreement,

                  (v) gross negligence or intentional misconduct with respect to the Company or any of its Subsidiaries,

                  (vi) an intentional and material breach of this Agreement or the Operating Agreement,

                  (vii)    the existence after the Ramp Up Period for any twelve
                           (12) months in a twenty-four (24) month period of a Delinquency Ratio in excess of 0.0525 and a Charge Off Ratio in excess of 0.04, or

                  (viii)   he has become subject to a Disability.

         If the "Cause" is other than an event described in clauses (i), (vii) or (viii) of this Section 1(f), the Executive shall first be given notice of such event by the Board of Managers and allowed a reasonable opportunity to cure the conduct stated as the Cause. Further, if an Executive disputes whether a Cause has occurred, such dispute shall be promptly submitted to, and determined by, a single arbitrator selected by the American Arbitration Association, or by any other arbitrator mutually agreed upon by the Executive Manager and the Board of Managers, and the determination of the arbitrator shall be binding upon the Executive and the Company.

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Any expense (including legal fees) in connection with such arbitration incurred by the Executive or the Company shall be advanced by the Company; provided, however, that expenses advanced by the Company to cover expenses of the Executive shall be reimbursed by the Executive if the Company prevails in the arbitration. Upon request of the Board of Managers, the Executive shall subject himself to a physical examination by a physician reasonably acceptable to the Executive for the purpose of determining whether or not the Executive has become subject to a Disability.

         (h)      "Commencement Date" is defined in Section 4(a).

         (i) "Competing Business" means any Person which is engaged, directly or indirectly in whole or as a material part of its business, in the Business of the Company within the Area, including, without limitation, any broad-based commercial finance business; provided, however, that with respect to actions the Executive may take after the effective date of his termination or resignation under this Agreement, "Competing Business" shall not include any Person if at least 67% of the aggregate asset value of such Person (determined on a book basis under GAAP) consists of loans to and investments in companies in the health care industry.

         (j) "Confidential Information" means all data, information relating to the Business of the Company (which does not rise to the status of a Trade Secret) which is or has been disclosed to the Executive or of which the Executive became aware as a consequence of or through his relationship to the Company. Confidential Information shall not include any data or information that has been voluntarily disclosed to the public by the Company (except where such public disclosure has been made by the Executive without authorization) or that has been independently developed and disclosed by others, or that otherwise enters the public domain through lawful means. The provisions in this Agreement restricting the use of Confidential Information shall survive until three (3) years after the end of the Applicable Period.

         (k) "Disability" means (i) the Executive has been declared incompetent by the decree of a court having jurisdiction or (ii) upon the written opinion of a physician reasonably acceptable to the Executive and the Board of Managers of the Company that because of illness, injury or other physical or mental disability, the Executive is unable to reasonably perform his duties hereunder or under either Operating Agreement, and that such disability has existed for a continuous period of at least six (6) months, or for any nine
(9) months during a period of eighteen (18) months.

         (l)      "Members" means the parties to the Operating Agreement.

         (m) "Operating Agreement" means the Operating Agreement of the Company dated as of September 7, 2000, by and among the Members thereof, as the same may be further amended or supplemented.

         (n) "Person" means any individual, corporation, partnership, co-tenancy, joint venture, business trust, unincorporated organization or association, or any other legal entity, whether or not a party to this Agreement.

         (o)      "Term" is defined in Section 4(a).

         (p) "Termination Date" means the date which corresponds to the first to occur of

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                  (i)      the death or Disability of the Executive,

                  (ii) the last day of the Term as provided in Section 4(a), or

                  (iii) the date set forth in a notice of termination given pursuant to Section 4(b).

         (q) "Trade Secrets" means information including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, product plans or lists of actual or potential customers which

                  (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                  (ii)     relates to the business of the Company.

         (r)      "Voluntary Dissolution" is defined in Section 1(b).

         (s) "Work" means a copyrightable work of authorship, including without limitation, any technical descriptions for products, user's guides, illustrations, advertising materials, computer programs (including the contents of read only memories) and any contribution to such materials.

2.       TERMS AND CONDITIONS OF EMPLOYMENT.

         (a) Employment. The Company hereby employs the Executive as its Executive Manager and Chief Executive Officer, and the Executive accepts such employment with the Company in such capacity. The Executive shall have such authority and responsibilities and perform such dudes as are provided in the Operating Agreement for a Chief Executive Officer and any other offices held by the Executive.

         (b) Exclusivity. Throughout the Executive's employment hereunder, the Executive shall faithfully and industriously perform his duties hereunder and under the Operating Agreement, and shall diligently follow and implement all management policies and decisions of the Company. The Executive shall devote substantially all of his time, energy and skill during regular business hours to the performance of the duties of the Executive hereunder (vacations and reasonable absences due to illness excepted); provided, however, that this Agreement shall not prohibit the Executive from performing his other current business obligations disclosed on Schedule 1 attached hereto to the extent they do not materially interfere with the performance of his duties to the CapitalSource Entities (collectively, "Permitted Activities").

3.       COMPENSATION.

         (a) (i) Base Salary. In consideration for the Executive's services hereunder, the Company shall pay to the Executive an annual base salary in the amount of $400,000. The Executive's annual base salary shall be reviewed at least annually by the Board of Managers (excluding the Executive Managers or their appointees or representatives), who may increase

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(but not decrease) the Executive's annual base salary from time to time. The
Company shall pay the annual base salary in accordance with the normal payroll payment practices of the Company and subject to such deductions and withholdings as law or policies of the Company, from time to time in effect, require.

                  (ii) Bonus Payment. At the time the annual audited financial statements are distributed pursuant to Section 15.2(b) of the Operating Agreement, the Company shall pay an annual bonus (each, a "Bonus Payment") in an amount equal to ten percent (10%) of the Company's Profits attributable to such Fiscal Year, subject to the maximum amounts provided for in this Section. If the Company's Profits attributable to the applicable Fiscal Year are equal to $70,000,000 or less, the Bonus Payment paid to the Executive for such Fiscal Year shall not exceed $1,000,000; if the Company's Profits attributable to the applicable Fiscal Year exceed $70,000,000, the Bonus Payment paid to the Executive for such Fiscal Year shall not exceed $2,000,000. The Board of Managers shall have ten (10) days to review the audited consolidated financial statements of the Company for such Fiscal Year prior to payment of the Bonus Payment. Bonus Payments shall be treated as a Company Expense and not as a Distribution pursuant to Section 10 of the Operating Agreement. For the purposes of this Section 3(a)(ii), "Profits" shall be defined as all Company income, profits and gains net of all expenses, deductions and costs before federal state and local income taxes, and before any charge for the Bonus Payment to the Executive and the similar bonus payment to any other Executive Manager of the Company, determined in compliance with generally accepted accounting principles. The Company's obligation to make any Bonus Payment under this Section 3(a)(ii) shall expire upon an IPO.

         (b) Vacation. The Executive shall be entitled to six weeks vacation annually to be taken at times mutually convenient to the Company and the Executive.

         (c) Expenses. The Executive shall be entitled to be reimbursed in accordance with the policies of the Company, as adopted and amended from time to time, for all reasonable and necessary expenses incurred by the Executive in connection with the performance of the Executive's duties of employment hereunder; provided, however, the Executive shall, as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies adopted by the Company from time to time.

         (d) Life Insurance. As soon as practicable after the date hereof, the Company shall obtain a two-year term life insurance policy insuring the life of the Executive from an insurance company reasonably satisfactory to the Executive which policy shall provide for a death benefit of at least $10,000,000; provided that such life insurance policy shall not cost more than $10,000 per year. The Company shall maintain such policy for a period of three years and pay all of the premiums with respect to such policy during the Term, with a right of the Executive to continue the policy in force by assuming the obligation to pay the premiums and to purchase the policy for its cash surrender value, if any. The Executive shall be entitled to name the beneficiary or beneficiaries of such life insurance policy. The Executive shall cooperate with the Company to provide all information necessary to obtain such policy and shall make himself available for any medical examinations required by the insurance company providing such policy.

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         (e)      Disability Insurance. The Company shall provide and pay all costs associated with disability insurance for the Executive from an insurance company satisfactory to the Executive; provided that such disability insurance (including his allocable share of group disability insurance) shall not cost more than $5,500 per year. The disability policy shall provide, to the extent possible, for disability insurance payments to the Executive sufficient to replace the Executive's Base Salary on an after-tax basis until the Executive reaches age 65.

         (f) Benefits. In addition to the benefits payable to the Executive specifically described herein, the Executive shall be entitled to such non-compensatory benefits as generally may be made available to substantially all other employees of the Company from time to time; provided, however, that nothing contained herein shall require the establishment or continuation of any particular plan or program.

         (g) The Executive shall not be entitled to any benefits or compensation from the Company other than those provided for herein.

4.       TERM, TERMINATION AND TERMINATION PAYMENTS.

         (a) Term. The term of this Agreement (the "Term") shall commence on September 7, 2000 (the "Commencement Date") and shall expire on June 28, 2005 with automatic extensions for successive additional one-year terms, as provided herein. Ninety (90) days prior to June 28, 2005, and ninety (90) days before the end of each year thereafter, the Agreement is extended for an additional one-year period unless either party gives prior notice of termination. In the event prior notice of termination is given, this Agreement shall terminate at the end of the remaining Term then in effect. In addition, the Term shall expire upon a Voluntary Dissolution.

         (b) Termination. The Executive's employment by the Company hereunder may only be terminated before expiration of the Term:

                  (i)      by mutual agreement of the Executive and the Company;

                  (ii) by the Executive upon resignation by the Executive as an Executive Manager of the Company as provided in
                           Section 13.1 of the Operating Agreement of the Company; or

                  (iii)    by the Company for Cause; or

                  (iv)     upon the death of the Executive.

Notice of termination by either the Company or the Executive shall be given in writing and shall specify the basis for termination and the effective date of termination; provided, however, that if the Company does not specify an effective date of termination under Section 4(b)(iii), termination shall be immediate.

         (c) Effect of Termination. Upon termination of this Agreement and the Executive's employment hereunder, the CapitalSource Entities shall have no further obligation to the Executive or the Executive's estate with respect to this Agreement or the Executive's employment by the Company, except for payment of salary accrued pursuant to Section 3(a)

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hereof and unpaid at the Termination Date, subject to the provisions of Section
10 hereof. Nothing contained in this Agreement shall limit or impinge any other rights or remedies of the Company or the Executive under any other agreement or plan to which the Executive is or may be a party or of which the Executive is or may be a beneficiary.

5.     AGREEMENT NOT TO COMPETE.

         Except with respect to Permitted Activities, the Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not (except on behalf of or with the prior written consent of the Company, which consent may be withheld in Company's sole discretion), within the Area (including by way of the Internet), either directly or indirectly, on the Executive's own behalf, or in the service of or on behalf of others, (i) own any interest in, participate in the ownership or management of or be compensated by, or consult for any Competing Business, or (ii) engage in or provide any services to any Competing Business. Nothing in this Section 5 shall, however, prohibit the Executive from owning five percent (5%) or less of the outstanding securities of a Competing Business which securities are listed for trading on a national securities exchange or on NASDAQ.

6.       AGREEMENT NOT TO SOLICIT EMPLOYEES.

         The Executive agrees that commencing on the Commencement Date and continuing through the Applicable Period, he will not, either directly or indirectly, on the Executive's own behalf or in the service of or on behalf of others, solicit, divert or hire, or attempt to solicit, divert or hire, any person who is a full-time employee of any CapitalSource Entity; and, in addition, that he will not so hire any former full-time employee for the Executive's business unless such person's employment with any of the CapitalSource Entities has been terminated for at least six (6) months.

7.       OWNERSHIP AND PROTECTION OF PROPRIETARY INFORMATION.

         (a) Confidentiality. The Executive hereby assigns to the Company, and hereby acknowledges and agrees to be the exclusive property of the Company, all Confidential Information and Trade Secrets that have been received or have been developed by him in connection with the CapitalSource Entities and their respective businesses, including, but not limited to, the Business Plan and any and all economic models, know-how and processes. All Confidential Information and Trade Secrets and all physical or other embodiments thereof received or developed by the Executive while employed by the Company or acting as an Executive Manager of any CapitalSource Entity are confidential to and are and will remain the sole and exclusive property of the Company. Except to the extent necessary to perform the duties assigned to him by the Company, the Executive will hold such Confidential Information and Trade Secrets in trust and strictest confidence, and will not use, reproduce, distribute, disclose or otherwise disseminate the Confidential Information and Trade Secrets or any physical embodiments thereof and may in no event take any action causing or fail to take the action necessary in order to prevent, any Confidential Information and Trade Secrets disclosed to or developed by the Executive to lose its character or cease to qualify as Confidential Information or Trade Secrets.

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         (b)      Return of Company Property. Upon request by the Company, and in any event upon termination of the employment of the Executive with the Company for any reason, as a prior condition to receiving any final compensation hereunder (including payments pursuant to Section 4(d) hereof), the Executive will promptly deliver to the Company all property belonging to the Company, including, without limitation, all Confidential Information and Trade Secrets (and all embodiments thereof) then in the Executive's custody, control or possession.

         (c) Survival. The covenants of confidentiality set forth herein will apply on and after the date hereof to any Confidential Information and Trade Secrets disclosed by the Company or developed by the Executive prior to or after the date hereof. The covenants restricting the use and disclosure of Confidential Information and Trade Secrets will continue and be maintained by the Executive until three (3) years after the Applicable Period.

8.       COPYRIGHTS.

         (a) Ownership and Assignment. The Executive hereby assigns to the Company, and hereby acknowledges and agrees to be the exclusive property of the Company, all Works that have been developed by him in connection with the CapitalSource Entities and their respective businesses, including, but not limited to, the Business Plan and any and all economic models, know-how and processes and acknowledges and agrees that such Works and any Works created by the Executive in the course of his employment hereunder are subject to the "Work for Hire" provisions contained in Sections 101 and 201 of the United States Copyright Law, Title 17 of the United States Code, and that all right, title and interest to copyrights in all Works which have been or will be prepared by the Executive within the scope of his employment hereunder or his duties as a Manager of any of the CapitalSource Entities shall be the property of the Company. The Executive further acknowledges and agrees that, to the extent the provisions of Title 17 of the United States Code do not vest in the Company the copyrights to any Works, the Executive will assign and hereby does assign to the Company all right, title and interest to copyrights which the Executive may have in such Works.

         (b) Registration. The Executive agrees to disclose to the Company all Works referred to in the immediately preceding paragraph and execute and deliver all applications for registration, registrations, and other documents relating to the copyrights to the Works and provide such additional assistance, as the Company may deem necessary and desirable to secure the Company's title to the copyrights in the Works. The Company shall be responsible for all expenses incurred in connection with the registration of all such copyrights.

9.       CONTRACTS OR OTHER AGREEMENTS WITH FORMER EMPLOYER OR BUSINESS.

         The Executive hereby represents and warrants that (A) he is not subject to any employment agreement or other document or arrangement (affecting the ability of the Executive to provide his services exclusively to the Company pursuant to this Agreement or restricting the ability of the Executive to compete with any Person) except those listed on Schedule 2 hereto, a true copy of each of which has been delivered previously to the Combined Members Representative and (B) the Executive's provision of services as contemplated hereby and by the Operating Agreement (and the Exhibits and Schedules attached thereto) will not breach any

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contract, agreement, judgment or order binding on the Executive, including those listed on Schedule 2 attached hereto.

10.      REMEDIES.

         (a) The Executive agrees that the covenants and agreements contained in Sections 5, 6, 7 and 8 hereof are of the essence of this Agreement; that each of such covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the Business of the Company; that the Company is engaged in and throughout the Area in the Business of the Company; that the Executive has access to and knowledge of the Company's business and financial plans; that irreparable loss and damage will be suffered by the Company should the Executive breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable not only from the other of such covenants and agreements but also from the other and remaining provisions of this Agreement; that the unenforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenant or agreements or any other provision or provisions of this Agreement; and that, in recognition that money damages may not be an adequate remedy to the Company, in addition to other remedies available to it, the Company shall be entitled to specific performance of this Agreement and to both temporary and permanent injunctions to prevent a breach or contemplated breach by the Executive of any of such covenants or agreements, without the necessity of posting a bond.

         (b) All rights of the Company and all remedies available to it shall be enforced solely as directed by the Board of Managers (excluding John K. Delaney and Jason M. Fish) and no extension, waiver, amendment or consent of or under this Agreement shall be effective unless approved by the Board of Managers (excluding John K. Delaney and Jason M. Fish).

         (c) Notwithstanding anything to the contrary in this Agreement, the sole obligation of the Executive to the CapitalSource Entities under this Agreement upon a termination of his employment pursuant to Section 4(b)(ii) shall be to observe and comply with the provisions of Sections 5, 6, 7 and 8 hereof and the Executive shall not otherwise be liable to the CapitalSource Entities or their members.

11.      NO SET-OFF.

         The existence of any claim, demand, action or cause of action by the Executive against the Company, or any Affiliate of the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of its rights hereunder. The existence of any claim, demand, action or cause of action by the Company against the Executive, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Executive of any of his rights hereunder.

12.      NOTICE.

         All notices, requests, demands and other communications required hereunder shall be in writing and shall be deemed to have been duly given if delivered or if mailed, by United States certified or registered mail, prepaid to the party to which the same is directed at the following addresses (or at such other addresses as shall be given in writing by the parties to one another):

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         If to the Company:         The Board of Managers
                                    CapitalSource Holdings LLC
                                    1133 Connecticut Avenue, N.W.
                                    Suite 310
                                    Washington, DC 20036

         If to the Executive:       John K. Delaney
                                    CapitalSource Holdings LLC
                                    1133 Connecticut Avenue, N.W.
                                    Suite 310
                                    Washington, DC 20036

Notices delivered in person shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the third calendar day subsequent to the postmark date hereof.

13.      MISCELLANEOUS.

         (a) Assignment. Neither this Agreement nor any right of the parties hereunder may be assigned or delegated by any party hereto without the prior written consent of the other party; provided that this Agreement may be assigned by the Company (provided the Board of Managers has so approved) to a subsidiary or a corporate successor to the Company or one of its Subsidiaries.

         (b) Waiver. The waiver by the Company of any term of or the breach of this Agreement by the Executive shall not be effective unless in writing, and no such waiver shall constitute the waiver of the same or another breach on a subsequent occasion.

         (c) Arbitration. Any controversy or claim arising out of or relating to this contract, or the breach hereof, shall be promptly submitted to, and determined by, a single arbitrator selected by the American Arbitration Association, or by any other arbitrator mutually agreed upon by the Executive and the Company. Such arbitration shall take place in Washington, DC. However, the provisions of this Subsection (c) shall not prevent the Company from instituting an action under this Agreement for specific performance of this Agreement or injunctive relief as provided in Section 10 hereof. In the event of arbitration, the Company shall advance all expenses (including legal fees) incurred by the Company or the Executive; provided that expenses advanced by the Company to cover expenses incurred by the Executive shall be reimbursed by the Executive if the Company prevails in the arbitration.

         (d) Applicable Law. This Agreement shall be construed and enforced under and in accordance with the laws of Washington, DC.

         (e) Entire Agreement. This Agreement and the Operating Agreement embody the entire agreement of the parties hereto relating to the subject matter hereof and supersede all oral and all prior agreements.

         (f) Amendment. This Agreement may not be modified, amended, supplemented or terminated except by a written instrument executed by the parties hereto.

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         (g)      Severability. Each of the covenants and agreements hereinabove contained shall be deemed separate, severable and independent covenants, and in the event that any covenant shall be declared invalid by any court of competent jurisdiction, such invalidity shall not in any manner affect or impair the validity or enforceability of any other part or provision of such covenant or of any other covenant contained herein.

         (h) Captions and Section Headings. Except as set forth in Section 1 hereof, captions and section headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

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         IN WITNESS WHEREOF, the Company and the Executive have each executed and delivered this Agreement as of the date first shown above.

                                   THE COMPANY:

                                   CAPITALSOURCE HOLDINGS LLC

                                   By: /s/ Jason M. Fish
                                       ------------------------------------
                                       Jason M. Fish
                                       Executive Manager

                                   EXECUTIVE

                                   Name: /s/ John K. Delaney
                                         ----------------------------------
                                         John K. Delaney

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                                   SCHEDULE 1

                              PERMITTED ACTIVITIES

         (a) Executive Officer and Member of the Board of Directors of HealthCare Financial Partners REIT, Inc.

         (b)      Member of the Board of Directors of USAsia Telecom, LLC

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                                   SCHEDULE 2

Employment Agreement with HealthCare Financial Partners, Inc., dated January l, 1999, and as further amended by (i) the terms of Attachment 5.2 to the Disclosure Schedule to the Agreement and Plan of Merger by and among HealthCare Financial Partners, Inc., Heller Financial, Inc. and HF5, Inc. dated as of April 19, 1999, and (ii) letter agreement with Heller Financial, Inc. dated May 10, 2000, copies of which are attached hereto as Exhibit A.